                                                                       EXHIBIT 6




THIS 2006 NOTE IS A GLOBAL 2006 NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE CLEARING AGENCY OR A NOMINEE OF THE CLEARING AGENCY. THIS 2006 NOTE IS EXCHANGEABLE FOR 2006 NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE CLEARING AGENCY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS 2006 NOTE (OTHER THAN A TRANSFER OF THIS 2006 NOTE AS A WHOLE BY THE CLEARING AGENCY TO A NOMINEE OF THE CLEARING AGENCY OR BY A NOMINEE OF THE CLEARING AGENCY TO THE CLEARING AGENCY OR ANOTHER NOMINEE OF THE CLEARING AGENCY OR TO A SUCCESSOR CLEARING AGENCY OR TO A NOMINEE OF SUCH SUCCESSOR) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS 2006 NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY 2006 NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CUSIP No. [ ]

$ [ ]

No. [ ]

                            DUKE CAPITAL CORPORATION

                                [ ] % SENIOR NOTE
                                    DUE 2006

Duke Capital Corporation, a Delaware corporation (the "Corporation," which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of Zero DOLLARS ($0), or such other principal amount as shall be set forth in the Schedule of Increases or Decreases attached hereto, on [ ] , 2006 (such date is hereinafter referred to as the "Stated Maturity"), and to pay interest on said principal sum from November [ ], 2001 or from the next most recent date to which interest has been paid or duly provided for, quarterly in arrears on [ ] , [ ] , [ ] and [ ] of each year (each such date, an "Interest Payment Date"), commencing on [ ] , 2002 initially at the rate of [ ] % per annum through and including the day immediately preceding the Reset Effective Date and at the Reset Rate thereafter until the principal hereof shall have been paid or duly made available for payment and, to the extent permitted by law, to pay interest, compounded quarterly, on any overdue principal on premium, if any, and on any overdue installment of interest at the rate per annum of [ ] % through and including the day immediately preceding the Reset Effective Date and at the Reset Rate thereafter. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year consisting of twelve 30-day months and, except as provided in the Indenture (as defined below), the amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed in such 90-day period. In the event that any date on which interest is payable on this 2006
Note is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such Interest Payment Date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this 2006 Note (or one or more predecessor Securities) is registered at the close of business on the Regular Record Date for such interest installment which shall be the close of business on the first day of the month in which such Interest Payment Date falls. Any such interest installment not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the Holders at the close of business on such Regular Record Date and may be paid to the Person in whose name this 2006 Note is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest, notice whereof shall be given to the Holders of the 2006 Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the 2006 Notes shall be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of (and premium, if any) and the interest on this 2006 Note shall be payable at the office or agency of the Corporation maintained for that purpose in the Borough of Manhattan, The City of New York, in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Corporation (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

The indebtedness evidenced by this 2006 Note is, to the extent provided in the Indenture, senior and unsecured and will rank in right of payment on parity with all other senior unsecured obligations of the Corporation.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS 2006 NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this 2006 Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed under its corporate seal.

Dated:  November [ ], 2001

                                           DUKE CAPITAL CORPORATION


                                           By:
                                              ---------------------------------
                                              Vice President, Corporate Finance

Attest:


----------------------------------
Assistant Secretary

                          CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                           THE CHASE MANHATTAN BANK,
                                              AS TRUSTEE


                                           By:
                                              ---------------------------------
                                              Authorized Officer

Dated:  November [ ], 2001

                              Reverse of 2006 Note

This 2006 Note is one of a duly authorized issue of Securities of the Corporation (the "Securities") issued and issuable in one or more series under a Senior Indenture, dated as of April 1, 1998, as supplemented (the "Indenture"), between the Corporation and The Chase Manhattan Bank, as Trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Corporation, the Trustee and the Holders of the Securities issued thereunder and of the terms upon which said Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof as [ ] % Senior Notes due 2006 (the "2006 Notes"). Such series is limited in aggregate principal amount to $ [ ] (or $ [ ] if the over-allotment option referred to in the Underwriting Agreement is exercised in full). Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

If a Tax Event shall occur and be continuing, the Corporation may, at its option, redeem the 2006 Notes in whole (but not in part) at any time at a price per 2006 Note equal to the Redemption Price. The Redemption Price shall be paid to each Holder of the 2006 Notes by the Corporation, no later than 12:00 noon, New York City time, on the Tax Event Redemption Date, by check or wire transfer in immediately available funds, at such place and to such account as may be designated by each such Holder.

The 2006 Notes are not entitled to the benefit of any sinking fund.

If an Event of Default with respect to the 2006 Notes shall occur and be continuing, the principal of the 2006 Notes may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Corporation and the rights of the Holders of the Securities of all series affected under the Indenture at any time by the Corporation and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of all series affected thereby (voting as one class). The Indenture contains provisions permitting the Holders of not less than a majority in principal amount of the Outstanding Securities of all series with respect to which a default under the Indenture shall have occurred and be continuing (voting as one class), on behalf of the Holders of the Securities of all such series, to waive, with certain exceptions, such default under the Indenture and its consequences. The Indenture also permits the Holders of not less than a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Corporation with certain provisions of the Indenture affecting such series. Any such consent or waiver by the Holder of this 2006 Note shall be conclusive and binding upon such Holder and upon all future Holders of this 2006 Note and of any 2006 Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this 2006 Note.

No reference herein to the Indenture and no provision of this 2006 Note or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and interest on this 2006 Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this 2006 Note is registrable in the Security Register, upon surrender of this 2006 Note for registration of transfer at the office or agency of the Corporation for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Security Registrar and duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new 2006 Notes, of this series, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

As provided in and subject to the provisions of the Indenture, the Holder of this 2006 Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the 2006 Notes, the Holders of not less than a majority in principal amount of the 2006 Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of 2006 Notes at the time Outstanding a direction inconsistent with such request and shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this 2006 Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

The provisions for defeasance and covenant defeasance in the Indenture shall not apply to the 2006 Notes.

Prior to due presentment of this 2006 Note for registration of transfer, the Corporation, the Trustee and any agent of the Corporation or the Trustee may treat the Person in whose name this 2006 Note is registered as the owner hereof for all purposes, whether or not this 2006 Note be overdue, and neither the Corporation, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse shall be had for the payment of the principal of or any premium or the interest on this 2006 Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Corporation or of any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

The 2006 Notes are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to the limitations therein set forth, 2006 Notes are exchangeable for a like aggregate principal amount of 2006 Notes of a different authorized denomination, as requested by the Holder surrendering the same upon surrender of the 2006 Note or Notes to be exchanged at the office or agency of the Corporation.

This 2006 Note shall be governed by, and construed in accordance with, the internal laws of the State of New York.

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common     UNIF GIFT MIN ACT -         Custodian
                                                       --------         -------
                                                       (Cust)            (Minor)

                                                       under Uniform Gifts to
                                                       Minors Act
                                                                   ------------
TEN ENT -- as tenants by the entireties                               (State)

JT TEN -- as joint tenants with rights of survivorship and not as tenants in common

Additional abbreviations may also be used though not on the above list.


--------------------------------------------------------------------------------
FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto __________ (please insert Social Security or other identifying number of assignee)


--------------------------------------------------------------------------------
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF
ASSIGNEE


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
the within Security and all rights thereunder, hereby irrevocably constituting and appointing


--------------------------------------------------------------------------------
agent to transfer said Security on the books of the Corporation, with full power of substitution in the premises.

Dated:
      -------------------------                ---------------------------------

                                               ---------------------------------

                                               NOTICE: The signature to this
                                               assignment must correspond with
                                               the name as written upon the face
                                               of the within instrument in every
                                               particular without alteration or
                                               enlargement, or any change
                                               whatever.


                                         Signature Guarantee:
                                                             ------------------

                               SIGNATURE GUARANTEE

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                       SCHEDULE OF INCREASES OR DECREASES

     The following increases or decreases in this Global Certificate have been made:

===================================================================================================================
                                                                         Principal
                         Amount of               Amount of             amount of 2006
                        decrease in             increase in            Note evidenced
                          pricipal                pricipal               by the Global           Signature of
                       amount of 2006          amount of 2006            Certificate              authorized
                       Note evidenced          Note evidenced          following such             officer of
                        by the Global           by the Global            decrease or              Trustee or
        Date             Certificate             Certificate              increase             Custodial Agent
-------------------------------------------------------------------------------------------------------------------

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